UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

PANACEA GLOBAL, INC .

(Exact name of registrant as specified in its charter)

Nevada	000-30424	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

330 Highway 7 East, Suite 502 Richmond Hill Ontario, Canada	L4B 3P8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 450-6414

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure

On September 26, 2012, Panacea Global, Inc., a Nevada corporation (the “Company”), issued a press release (the “Press Release”) disclosing positive results of the Company’s proprietary blood test that detects the presence of the human aspartyl (asparaginyl) β-hydroxylase (HAAH), a novel biomarker expressed in malignant cancer cells.  Such test could prove to be useful to clinicians in the detection and ongoing management of certain types of cancer.  A copy of the Press Release is being furnished as Exhibit 99.1 hereto.

The Press Release incorrectly states that the Company’s securities are both quoted on the OTC Bulletin Board and traded on the NASDAQ Stock Market.  The Company’s securities are not and have never been traded on the NASDAQ Stock Market or any national securities exchange registered with the Securities and Exchange Commission under Section 6 of the Securities Exchange Act of 1934, as amended.  The Company’s securities are only quotes on the OTC Bulletin Board at this time.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Description
99.1*	Company Press Release Regarding HAAH Detection, dated September 26, 2012.

* The Press Release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PANACEA GLOBAL, INC.

Date: September 28, 2012	By:	/s/ Mahmood Moshiri
Mahmood Moshiri Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Company Press Release Regarding HAAH Detection, dated September 26, 2012.

* The Press Release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

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